Exhibit 10.39

SECOND AMENDMENT TO
OPTION AGREEMENT

This Second Amendment to Option Agreement (“Second Amendment”) is made and entered into effective as of August 3, 2018 (the “Effective Date”), by and between LRT III LLC, a Delaware limited liability company (hereinafter referred to as “Seller”), and CATCHMARK TIMBER TRUST, INC., a Maryland corporation (hereinafter referred to as “Purchaser”).

WHEREAS, Seller and Purchaser are parties to an Option Agreement dated as of May 30, 2018, as amended by that First Amendment to Option Agreement dated effective as of June 28, 2018, relating to certain timberlands in Coos County, Oregon (collectively, the “Option Agreement”);

WHEREAS, Purchaser wishes to extend the Option Period and the Closing Date under the Option Agreement; and

WHEREAS, the parties wish to amend the Option Agreement to, among other things, extend the Option Period and the Closing Date.

NOW, THEREFORE, the parties have agreed and do hereby agree as follows:

1.Defined Terms. Capitalized terms used herein, and not defined herein, shall have the meanings assigned to such terms in the Option Agreement.
2.    Grant and Terms of Option. Section 1 of the Option Agreement is amended and restated in its entirety as follows:
“Subject to the provisions of this Agreement, and for the consideration herein stated, Seller hereby grants to Purchaser an exclusive and irrevocable option to purchase the Property (the “Option”). The Option shall be effective as of the Effective Date and shall continue in effect until 5:00 pm Eastern Time on July 10, 2018, subject to extension as provided below (such date and time the “Option Expiration Time” and the period running between the Effective Date and the Option Expiration Time, the “Option Period”). Purchaser shall exercise the Option, if at all, by giving written notice to Seller within the Option Period stating that the Option is exercised (the “Exercise Notice”). Purchaser may exercise the Option only as to all of the Property and no partial exercise of the Option shall be permitted. Purchaser’s exercise of the Option under the Agreement shall be only effective if Purchaser simultaneously exercises the option granted to Purchaser pursuant to the Other Option Agreement (as defined herein) and Purchaser may not exercise the Option without also exercising the Option granted under the Other Option Agreement. Upon timely exercise of the Option, Seller shall be obligated to sell, and Purchaser shall be obligated to purchase

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Exhibit 10.39

the Property for the price and on the terms and conditions set forth in this Agreement. If the Option is not exercised prior to July 10, 2018, Purchaser may extend the Option Expiration Time to 5:00 pm Eastern Time on July 17, 2018 with notice and a second option payment to Seller on or before July 10, 2018 in the amount of $106,971 (the “Second Option Payment”). If the Option is not exercised prior to July 17, 2018, Purchaser may further extend the Option Expiration Time to 5:00 pm Eastern Time on August 4, 2018 by notice to Seller prior to July 17, 2018 and a third option payment delivered to Seller on or before August 1, 2018 in the amount of $74,053 (the “Third Option Payment”). The extension of the Option Period from July 17, 2018 to August 4, 2018 shall not be effective, notwithstanding the notice of Purchaser to Seller to extend the Option Period, unless the Third Option Payment is made by Purchaser on or before August 1, 2018. If the Option is not exercised prior to August 4, 2018, the Option Expiration Time shall be extended to 5:00 p.m. Eastern Time on August 20, 2018, and Purchaser shall deliver a fourth option payment to Seller on or before August 7, 2018 in the amount of $74,955 (the “Fourth Option Payment”). The extension of the Option Period from August 4, 2018 to 5:00 p.m. Eastern Time on August 20, 2018 shall not be effective unless the Fourth Option Payment is made by Purchaser on or before August 7, 2018. The Second Option Payment, the Third Option Payment and the Fourth Option Payment shall be treated as “Option Consideration” for all purposes under the Agreement, including being credited against the Purchase Price at Closing. If Purchaser fails to exercise the Option within the Option Period, this Agreement will automatically terminate, Seller will retain the Option Consideration, and Purchaser will have no further right to acquire the Property.”
3.    Closing. Section 4(a) of the Option Agreement is amended and restated in its entirety to read as follows:
“If the Option is exercised, the delivery of the funds, documents and instruments for the consummation of the purchase and sale pursuant hereto (herein referred to as the “Closing”) shall take place on the date which is ten (10) business days after the date of the Exercise Notice at 10:00 am Pacific Time through the escrow services of First American Title Insurance Company, Six Concourse Parkway, Suite 2000, Atlanta, Georgia 30328 (hereinafter referred to as “Title Company” and “Escrow Agent”), or on such earlier date and time, and/or such other location, as may be mutually agreeable to Seller and Purchaser; provided, however, that if the Option is exercised on or after August 14, 2018 but before the Option Expiration Time, the Closing shall take place on August 28, 2018 at 10:00 am Pacific Time as set forth above (the actual date on which Closing occurs, the “Closing Date”).”

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Exhibit 10.39

4.    Purchase Price. The Purchase Price as set forth in Section 2 of the Option Agreement, and prior to any adjustments thereto under the terms of the Option Agreement, shall be increased by the amount of the Second Option Payment, Third Option Payment and Fourth Option Payment, if and to the extent applicable.
5.    Performance, Compliance and No Breach of Seller to Date. Purchaser hereby affirms that to its knowledge and as of the Effective Date, Seller has timely performed and complied with each and every term, condition, agreement, restriction and obligation under the Option Agreement to be performed or complied with by Seller as of the Effective Date. Purchaser further affirms that to its knowledge, each and every warranty and representation made by Seller in the Option Agreement is true and accurate, and Seller has otherwise committed no breach under the Option Agreement as of the Effective Date. Seller hereby affirms that to its knowledge and as of the Effective Date, Purchaser has timely performed and complied with each and every term, condition, agreement, restriction and obligation under the Option Agreement to be performed or complied with by Purchaser as of the Effective Date. Seller further affirms that to its knowledge, each and every warranty and representation made by Purchaser in the Option Agreement is true and accurate, and Purchaser has otherwise committed no breach under the Option Agreement as of the Effective Date.
6.    Effect of Amendment. Except as expressly modified by this Second Amendment, the Option Agreement remains in full force and effect, and is hereby ratified and confirmed.
7.    Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which counterparts together shall constitute the same instrument which may be sufficiently evidenced by one counterpart. Execution of this Second Amendment at different times and places by the parties shall not affect the validity thereof so long as all the parties hereto execute a counterpart of this Second Amendment. The parties agree that delivery by electronic means of a signed counterpart of this Second Amendment will be deemed the same as delivery of the original counterpart. Upon request of the other party, a party delivering an electronic counterpart of this Second Amendment will provide to the requesting party a signed original of this Second Amendment.
[signatures commence on following page]

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IN WITNESS WHEREOF, this Second Amendment has been executed by the parties on the dates set forth below with the intent that this Second Amendment be effective between the parties as of the date first set forth above.

SELLER: LRT III LLC, a Delaware limited liability company By:/s/ Charles L. VanOver Name: Charles L. VanOver Title: Vice President

[Signature Page to Second Amendment to Option Agreement - LRT III]
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PURCHASER: CATCHMARK TIMBER TRUST, INC., a Maryland corporation By: /s/ John D. Capriotti_________ (SEAL) Name: John D. Capriotti_________ Title: VP – Acquisitions

[Signature Page to Second Amendment to Option Agreement - LRT III]
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